NEWS RELEASE

FOR IMMEDIATE RELEASE                       Stock Symbol: BFSB
July 27, 2006                               Traded on Nasdaq National Market

CONTACT:
Angelo J. Di Lorenzo
President and Chief Executive Officer
(718) 855-8500


                       BROOKLYN FEDERAL BANCORP ANNOUNCES
           OPERATING RESULTS FOR THE THIRD QUARTER ENDED JUNE 30, 2006


BROOKLYN, N.Y. - July 27, 2006 - Brooklyn Federal Bancorp, Inc. (Nasdaq National
Market: BFSB), the parent Company of Brooklyn Federal Savings Bank, today reported net income of $1.1 million, an increase of $42,000 or 3.8% for the quarter ended June 30, 2006 compared to net income of $1.1 million for the quarter ended June 30, 2005. The Company reported basic and diluted earnings of $0.09 per share and $0.08 per share for the quarters ended June 30, 2006 and 2005, respectively.

The Company also reported net income for the nine months ended June 30, 2006 of $3.3 million, an increase of $378,000 or 13.0% compared to $2.9 million for the same period ended June 30, 2005. Basic and diluted earnings per share were $0.25 for the nine months ended June 30, 2006. Basic and diluted earnings per share for the same time period of 2005 were not applicable because the Company's reorganization into the mutual holding company format was not consummated until April 5, 2005.

Total assets at June 30, 2006 were $379.2 million, an increase of $38.3 million, or 11.3% compared to total assets of $340.9 million at September 30, 2005. The increase was primarily due to increases in loans held for sale of $42.4 million, or 493.0% to $51.0 million from $8.6 million at September 30, 2005, cash and cash equivalents of $6.2 million, or 74.3% to $14.6 million from $8.4 million at September 30, 2005, offset in part by reductions in securities held to maturity of $5.2 million, or 5.2% to $94.4 million from $99.6 million at September 30, 2005, loans receivable of $4.5 million, or 2.3% to $192.1 million from $196.6 million at September 30, 2005 and $1.5 million, or 16.3% in investments of certificates of deposit to $7.8 million from $9.3 million at September 30, 2005.

Total deposits increased by $12.9 million or 5.1% to $264.5 million at June 30, 2006 from $251.6 million at September 30, 2005. The increase was mainly due to our new certificate of deposit products and an increase in our retail jumbo certificate of deposit category. Total borrowings, which represents short-term and long-term Federal Home Loan Bank (the "FHLB") of New York advances, increased by $17.5 million or 215.9% at June 30, 2006 to $25.6 million from $8.1 million at September 30, 2005, the primary reason for the increase was to fund loan originations. Stockholders' equity increased by $3.4 million or 4.6% to $78.6 million at June 30, 2006 from $75.2 million at September 30, 2005, primarily due to the addition of net income.

COMPARISON OF OPERATING RESULTS FOR THE QUARTER

Total net interest income before provision for loan losses increased $497,000 or 15.3% to $3.7 million for the quarter ended June 30, 2006 compared to $3.2 million for the quarter ended June 30, 2005. Interest income for the quarter ended June 30, 2006, increased $1.1 million or 24.5% to $5.6 million compared to $4.5 million from the comparable quarter in 2005. Interest expense increased $609,000 or 48.2% to $1.9 million for the quarter ended June 30, 2006 from $1.3 million for the quarter ended June 30, 2005.

The average balance of net loans increased $49.7 million or 27.2% to $232.2 million for the quarter ended June 30, 2006 compared to $182.5 million for the comparable quarter in 2005, as the Company continues to redeploy the funds from its initial public offering as well as net deposit inflows and proceeds from borrowings into loan products. The total average balance of the Company's securities and other interest-earning assets decreased $23.5 million or 16.3% to $120.1 million for the quarter ended June 30, 2006 compared to $143.6 million for the comparable period in 2005. The average yield on total interest-earning assets increased 85 basis points to 6.38% for the quarter ended June 30, 2006 compared to 5.53% for the comparable period in 2005. The average balance of deposits, which includes savings accounts, money market, negotiable order of withdrawal ("NOW") accounts and certificates of deposit, increased by $17.4 million or 7.5% to $249.8 million for the quarter ended June 30, 2006 compared to $232.4 million for the same quarter in 2005. The average balance of borrowings, which includes short and long term advances from the FHLB of New York, increased by $8.1 million or 127.2% to $14.5 million for the quarter ended June 30, 2006 compared to $6.4 million for the quarter ended June 30, 2005. The average cost of total interest-bearing liabilities increased 71 basis points to 2.83% from 2.12% for the quarter ended June 30, 2006 compared to the same quarter in 2005.

The loan loss provision increased $76,000 to $204,000 for the quarter ended June 30, 2006 from $128,000 for the same quarter in 2005. The primary reason for this increase was growth in the multi-family, construction and land loan portfolios during this period.

Non-interest income increased by $97,000 or 20.9% to $561,000 for the quarter ended June 30, 2006 from $464,000 for the same quarter in 2005. The increase was primarily due to an increase in bank owned life insurance income and net profit on the sale of mortgage loans.

Non-interest expense increased $198,000 or 9.6% to $2.3 million for the quarter ended June 30, 2006 from $2.1 million for the same period in 2005. The increase was mainly due to compensation and benefit expenses increases of $270,000, which includes additional salaries for new hires, additional director compensation for meetings, additional health care and additional pension benefits for employees, offset in part by a $21,000 decrease in the costs of the Employee Stock Ownership Plan (the "ESOP"). There were increases in occupancy and equipment expense of $3,000 and $13,000 in data servicing expenses, offset in part by decreases in miscellaneous expenses of $59,000, which include printing, postage and other service fees and also a decrease in professional fees of $8,000.

Provision for income taxes increased by $278,000 or 66.5% to $696,000 for the quarter ended June 30, 2006 compared to $418,000 for the same quarter in 2005. The primary reason for the increase in 2006 was an increase in income before income taxes.

COMPARISON OF OPERATING RESULTS FOR THE NINE-MONTH PERIOD

Net interest income before provision for loan losses increased $1.7 million or 19.1% to $10.6 million for the nine months ended June 30, 2006 from $8.9 million for the same period in 2005. Interest income increased $3.3 million or 26.6% to $15.8 million for the nine months ended June 30, 2006 from $12.5 million for the same period in 2005. Interest expense increased $1.6 million or 45.6% to $5.1 million for the nine months ended June 30, 2006 from $3.5 million for the same period 2005.

The average balance of net loans increased $45.9 million or 26.7% to $217.6 million for the nine month period ended June 30, 2006 from $171.7 million in the comparable period of 2005, as the Company continues to redeploy the funds received in its initial public offering as well as net deposit inflows from our deposit products and additional FHLB borrowings. The total average balance of the Company's securities and other interest-earning assets decreased $12.0 million or 8.7% to $126.0 million for the nine month period ended June 30, 2006 compared to $138.0 million for the same period in 2005. The average yield on total interest-earning assets increased 76 basis points to 6.12% for the nine months ended June 30, 2006 from 5.36% for the nine months ended June 30, 2005. The average balance of interest-bearing deposits, which include savings accounts, money market accounts, NOW accounts and certificates of deposit, increased $12.0 million or 5.1% to $248.0 million for the nine months ended June 30, 2006 from $236.0 million for the nine months ended June 30, 2005. The average balance of borrowings, which includes short and long term FHLB of New York advances, increased $652,000 or 6.8% to $10.3 million for the nine months ended June 30, 2006 from $9.7 million for the nine months ended June 30, 2005. The average cost of total interest-bearing liabilities increased 73 basis points to 2.64% for the nine months ended June 30, 2006 from 1.91% for the same time period in 2005.

The loan loss provision increased $155,000 to $319,000 for the nine months ended June 30, 2006 from $164,000 for the same time period in 2005. The primary reason for this increase was growth in the multi-family, commercial real estate, construction and land loan portfolios during this period.

Non-interest income increased $277,000 or 18.0% to $1.8 million from $1.5 million for the nine month period ended June 30, 2006 compared to the same period in 2005. The primary reasons for the increase were increased loan fees and loan service fees of approximately $199,000, as well as increases in bank owned life insurance income of $96,000 and net gain on sale of mortgage loans of $43,000, partially offset by decreases in depositor-related fees of $21,000 and other miscellaneous income of approximately $39,000.

Non-interest expense increased $979,000 or 16.6% to $6.9 million from $5.9 million for the nine-month period ended June 30, 2006 compared to the same period in 2005. The increase includes an increase in compensation and benefit expenses of $736,000, reflecting additional salaries for new hires, additional director compensation for meetings, health care expense and additional pension benefits for employees, as well as the cost of the ESOP. The increase in non-interest expenses also reflects increases in data processing service bureau expense of $35,000, professional fees of $100,000, occupancy expense of $95,000 and other operating expenses of $13,000.

Provision for income taxes increased $475,000 or 31.4% to $2.0 million for the nine month period ended June 30, 2006 from $1.5 million for the same period in 2005. The primary reason was increased income before taxes.

Brooklyn Federal Savings Bank operates four banking offices, two located in Brooklyn, one each in Nassau and Suffolk Counties, New York. Additional financial data for the quarter and nine months ended June 30, 2006 may be found in Brooklyn Federal Bancorp's Quarterly Report on Form 10-Q, which will be filed with the Securities and Exchange Commission.

This press release may contain certain "forward-looking statements" which may be identified by the use of such words as "believe", "expect", "intend", "anticipate", "should", "planned", "estimated", and "potential". Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature. These factors include, but are not limited to, general and local economic conditions, changes in interest rates, deposit flows, demand for mortgage and other loans, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.


                                                                        FINANCIAL HIGHLIGHTS

                                                                                           At June 30,           At September 30,
                                                                                              2006                       2005
                                                                                      ----------------------     ------------------
                                                                                                       (In thousands)
   Selected Financial Condition Data:

   Total assets                                                                        $   379,227                 $   340,858
   Cash and cash equivalents                                                                14,614                       8,384
   Certificates of deposit                                                                   7,759                       9,268
   Securities available-for-sale                                                             4,310                       4,190
   Securities held-to-maturity                                                              94,436                      99,574
   Loans held-for-sale                                                                      51,016                       8,603
   Loans receivable, net                                                                   190,455                     195,264
   Deposits                                                                                264,532                     251,634
   Borrowings                                                                               25,607                       8,107
   Stockholders' equity                                                                     78,635                      75,209



                                                     For the Three Months Ended                 For the Nine Months Ended
                                                              June 30,                                   June 30,
                                              ----------------------------------------  ----------------------------------------
                                                     2006                   2005                2006                  2005
                                              ------------------     -----------------   -----------------     ------------------
                                             (In thousands, except per share data)         (In thousands, except per share data)
   Selected Operating Data:

   Interest income                                $  5,617            $  4,511              $  15,770             $  12,458
   Interest expense                                  1,872               1,263                  5,114                 3,512
                                                 -----------         -----------           ------------         -------------
       Net interest income before provision
         for loan losses                             3,745               3,248                 10,656                 8,946
   Provision for loan losses                           204                 128                    319                   164
                                                 -----------         -----------           ------------         -------------
       Net interest income after provision
         for loan losses                             3,541               3,120                 10,337                  8,782
   Non-interest income                                 561                 464                  1,816                  1,539
   Non-interest expense                              2,268               2,070                  6,871                  5,892
                                                 -----------         -----------           ------------         -------------
   Income before income taxes                        1,834               1,514                  5,282                  4,429
   Provision for income taxes                          696                 418                  1,990                  1,515
                                                 -----------         -----------           ------------         -------------
       Net income                                 $  1,138            $  1,096              $   3,292             $    2,914
                                                 ===========         ===========           ============         ==============
       Basic earnings per common share            $   0.09            $   0.08              $    0.25                    N/A
       Diluted earnings per common share          $   0.09            $   0.08              $    0.25                    N/A




                                                       At or For the Three Months Ended           At or For the Nine Months Ended
                                                                  June 30,                                   June 30,
                                                ----------------------------------------  ----------------------------------------
                                                       2006                   2005                2006                  2005
                                                ------------------     -----------------   -----------------     ------------------

Selected Financial Ratios:

Performance Ratios:
Return on average assets        (1)                   1.24%                   1.29%                1.22%                1.21%
Return on average equity        (1)                   5.85%                   6.60%                5.73%                8.41%
Interest rate spread            (2)                   3.55%                   3.41%                3.48%                3.45%
Net interest margin             (1) (3)               4.25%                   3.98%                4.14%                3.85%
Efficiency ratio                (4)                  52.67%                  55.77%               55.09%               56.19%
Non-interest expense to
    average total assets        (1)                   2.47%                   2.43%                2.56%                2.44%
Average interest-earning assets to
    average interest-bearing liabilities            133.29%                 136.56%              133.03%              126.07%

Asset Quality Ratios:
Non-performing assets as a percent of
    total assets                                      0.05%                   1.08%
Non-performing loans as a percent of totalloans       0.07%                   1.94%
Allowance for loan losses as a percent of
    total loans                                       0.67%                   0.57%

(1) Ratio is annualized.
(2) Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(3) Represents net interest income as a percent of average interest-earning assets for the period.
(4) Represents non-interest expense divided by the sum of net interest income and non-interest income.